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                                                                      EXHIBIT 11

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
            STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)

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                                                                           Years Ended December 31,
                                                                  ------------------------------------------
                                                                      1998          1997           1996
                                                                  -------------  ------------   ------------
Net income                                                            $ 51,940      $ 33,782       $ 23,992
                                                                  =============  ============   ============

Basic:
      Weighted average number of common shares outstanding              58,079        54,632         52,054
                                                                  =============  ============   ============
      Net income per common share                                     $    .90      $    .62       $    .46
                                                                  =============  ============   ============

Diluted:
      Weighted average number of common shares outstanding              58,079        54,632         52,054
      Dilutive effects of stock options and warrants                     5,222         6,143          7,519
                                                                  -------------  ------------   ------------

      Weighted average common and common equivalent
         shares outstanding                                             63,301        60,775         59,573
                                                                  =============  ============   ============

      Net income per common and common equivalent share               $    .83      $    .55       $    .40
                                                                  =============  ============   ============
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